UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

xG TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS OF
xG TECHNOLOGY, INC. TO BE HELD ON JUNE 15, 2017

On May 22, 2017, xG Technology, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) in connection with its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) with the Securities and Exchange Commission. The Annual Meeting will be held at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236 on June 15, 2017 beginning at 9:00 a.m. (Eastern Time). The Company’s Board of Directors fixed the close of business on April 19, 2017 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. This Supplement to Proxy Statement (the “Supplement”) amends and supplements the Proxy Statement as set forth below.

Proposal No. 5 in the Proxy Statement requests that the Company’s stockholders approve the adoption of the Company’s 2017 Incentive Compensation Plan (the “2017 ICP”), which shall become effective at the time of stockholder approval at the Annual Meeting or any adjournment thereof.

As originally proposed in Proposal No. 5 of the Proxy Statement, the number of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) authorized for issuance under the 2017 ICP was 7,000,000 shares of Common Stock. On May 23, 2017, the Company’s Board of Directors approved an amendment to the 2017 ICP to reduce the number of shares of Common Stock authorized for issuance under the 2017 ICP by 2,000,000 shares of Common Stock. Accordingly, this Supplement amends Proposal No. 5 of the Proxy Statement to reduce the number of shares of Common Stock authorized for issuance under the 2017 ICP from 7,000,000 to 5,000,000 shares of Common Stock.

The reason for the decrease in the number of shares of Common Stock authorized for issuance under the 2017 ICP is to reduce the potential dilutive impact of the 2017 ICP on the Company’s stockholders.

Except as described above, the 2017 ICP and the description thereof contained in the Proxy Statement remain unchanged. The Board of Directors continues to recommend unanimously that the stockholders vote FOR Proposal No. 5 of the Proxy Statement, as amended by this Supplement.

Voting Procedures

The information contained in this Supplement should be read in conjunction with the Proxy Statement enclosed with this Supplement. There is no change in the time or place of the Annual Meeting, the record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting, the voting procedures for the Annual Meeting or any other change to the proposals, recommendations of the Company’s Board of Directors or disclosure in the Proxy Statement, except as set forth in this Supplement.

The voting procedures to vote your shares of Common Stock are set forth in the Proxy Statement. You may vote your shares of Common Stock in person by attending the Annual Meeting or by proxy using the proxy card enclosed with the Proxy Statement; however, granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Company’s principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting in person.

Sarasota, Florida	By Order of the Board of Directors,
May 24, 2017	/s/ George F. Schmitt George F. Schmitt Chairman of the Board and Chief Executive Officer